Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into effective as of the 8th day of December 2025 by and between WTA Pastoria II LLC, a California limited liability company (“Landlord”) and Ceribell, Inc., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is made with respect to the following facts:

A.
Landlord and Tenant are parties to that certain Lease dated July 13, 2021 (the “Lease”), whereby Landlord has leased to Tenant and Tenant has leased from Landlord 360 North Pastoria Avenue, Sunnyvale, California, 94085 as more particularly described in the Lease (the “Premises”).

B.
Landlord and Tenant desire to extend the term of the Lease through January 31, 2028.

AGREEMENT

NOW THEREFORE, in consideration of the Lease and the promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant hereby agree as follows:

1.
Extension of Lease Term. Landlord and Tenant agree to extend the Term of the Lease through January 31, 2028.

2.
Monthly Base Rent. Monthly rent for the extended term shall be $74,147.00.

Except as modified herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the day and year first written above.

LANDLORD: WTA PASTORIA II LLC, a California limited liability company By: /s/ Michelle Dillabough Michelle Dillabough, Co-Trustee Managing Member	TENANT: CERIBELL, INC., a Delaware corporation By: /s/ Daniel Rogy Name: Daniel Rogy Title: SVP Operations